THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY THAT SUCH DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER STATE SECURITIES LAWS.


                                                      Number of Shares:  100,000


                              INFOCAST CORPORATION

                          Common Stock Purchase Warrant

         INFOCAST CORPORATION, a Nevada corporation (the "Company"), hereby certifies that, for value received, this Warrant is issued to CALP II LP on November 7, 2000 (the "Warrant Issue Date"). Subject to the terms set forth herein, the registered holder of this Warrant (the "Holder") and its successors, transferees and assigns, is entitled to purchase from the Company, at any time or from time to time on or after the date hereof and prior to 5:00 P.M., New York, New York time, on November 6, 2003 (the "Expiration Date"), one hundred thousand (100,000) shares of the Common Stock of the Company (the "Warrant Number"), at an initial purchase price per share equal to $2.00 (the "Purchase Price").

         Certain capitalized terms used herein shall have the meanings set forth in Section 6.


Section 1.        EXERCISE OF WARRANT.

         1.1      Exercise.

         (a) This Warrant may be exercised by Holder by surrender of this Warrant to the Company at its principal office, together with (i) the form of subscription at the end hereof duly executed by Holder, and (ii) payment, by certified or official bank check payable to the order of the Company or by wire transfer to its account, in the amount obtained by multiplying the number of shares of Common Stock for which the Warrant is then being exercised by the Purchase Price.

         (b) In lieu of any cash payment of the Purchase Price upon exercise of this Warrant as provided above, the Holder may elect to exercise this Warrant by surrender of this Warrant Certificate at the principal office of the Company together with notice of such election (specifying the number of shares of Common Stock as to which this Warrant Certificate is being exercised) in exchange for a number of shares of Common Stock equal to the product of: (i) the number of shares of Common Stock as to which this Warrant Certificate is being exercised; multiplied by (ii) the quotient of: (A) the fair market value of one share of Common Stock (at the date of such calculation) less the per share Purchase Price; divided by (B) the fair market value of one share of Common Stock (at the date of such calculation). For purposes of this Section 1.1(b), the fair market value of one share of Common Stock on the date of calculation shall mean: (A) if the Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing prices over a thirty-day period ending three days before the date of calculation; or
(B) if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid price or sales price (if there has been a sale on any particular day) over the thirty-day period ending three days before the date of calculation; or (C) if neither (A) nor (B) is applicable, the fair market value shall be at the highest price per share which the Company could obtain on the date of calculation from an arm's length willing buyer (not a current employee or director or holder of more than 5% of the issued and outstanding shares of Common Stock) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the board of directors of the Company.

         (c) In the event the Warrant is not exercised in full, the Company, at its expense, shall forthwith issue and deliver to or upon the order of Holder a new Warrant of like tenor in the name of Holder or as Holder (upon payment by Holder of any applicable transfer taxes) may request, for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to (i) the Warrant Number minus (ii) the number of such shares for which this Warrant shall have been exercised.

         1.2 Delivery of Stock Certificates. Subject to the terms and conditions of this Agreement, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within five business days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes), and so long as such issuance and delivery is in compliance with or exempt from the registration provisions of the Securities Act and applicable state securities laws, will cause to be issued in the name of and delivered to Holder, or as Holder (upon payment by Holder of any applicable transfer taxes) may lawfully direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which Holder shall be entitled on such exercise, which shares shall be free from all issue taxes, other governmental charges with respect to the issuance thereof and free from all liens, charges and security interests created by the Company. If, in the opinion of counsel to the Company, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from, any securities regulatory authority or any other step is required before the shares of Common Stock may be issued or delivered to the Holder, the Company covenants that it will use its best efforts to file such instrument, obtain such permission, order or ruling or take such required action, as is required or appropriate in the circumstances, at its expense.

         1.3 Fractional Shares. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of a fractional share of Common Stock in addition to the whole shares issuable, then in such event Holder shall be entitled to cash equal to the Market Price of such fractional share as of the date of delivery of the notice of exercise.

Section 2.        CERTAIN OBLIGATIONS OF THE COMPANY.

         2.1 Reservation of Stock. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock or out of shares of its treasury stock, solely for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a number of shares of Common Stock equal to the number of shares of Common Stock issuable hereunder. The Company will from time to time take action to increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of this Warrant.

         2.2 No Valuation or Impairment. The Company will not, by amendment of its Certificate of Incorporation, as amended, including, without limitation, amendment of the par value of its Common Stock, or through reorganization, consolidation, merger, dissolution, issuance of capital stock or sale of treasury stock (otherwise than upon exercise of this Warrant) or sale of assets, by effecting any subdivision of or stock split or stock dividend with respect to its Common Stock, or by any other voluntary act or deed, avoid or seek to avoid the performance or observance of any of the covenants, stipulations or conditions in this Warrant to be observed or performed by the Company. The Company will at all times in good faith assist, insofar as it is able, in the carrying out of all of the provisions of this Warrant in a reasonable manner and in the taking of all other actions that may be necessary in order to protect the rights of the holder of this Warrant in the manner required by the provisions of this Warrant.

         2.3 Maintenance of Office. The Company will maintain an office where presentations and demands to or upon the Company in respect of this Warrant may be made. Initially, such office shall be at One Richmond Street West, Suite 902, Toronto Ontario M5H 3W4, Attention: Corporate Secretary. The Company will give notice in writing to Holder, at the address of Holder appearing on the books of the Company, of each change in the location of such office.

Section 3.        REORGANIZATION, ETC.

         (a) If any reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or the sale of all or substantially all of its assets to another corporation in which the holders of Common Stock are entitled to receive shares, other securities or property (hereinafter a "Capital Reorganization") shall be effected, and if the Holder exercises this Warrant after the effective date of such Capital Reorganization, then, the Holder shall receive, in lieu of the number of shares of Common Stock to which it was previously entitled upon exercise of this Warrant, the aggregate number of shares, other securities or other property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of shares of Common Stock to which it was previously entitled upon exercise of this Warrant and in any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any securities or property thereafter deliverable upon the exercise hereof. The Company shall not effect any such reorganization, consolidation, merger or sale unless, prior to or contemporaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and delivered to Holder, the obligation to deliver to Holder such securities or property as, in accordance with the foregoing provisions, Holder may be entitled to purchase or receive.

         (b) If the Company subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares or issues shares of Common Stock (or securities convertible or exchangeable for shares of Common Stock) to holders of shares of Common Stock as a stock dividend or other distribution, then, after the date of record for effecting such subdivision, the Purchase Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company combines or consolidates (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Purchase Price in effect immediately prior to such combination will be proportionately increased.

         (c) If and whenever at any time after the date hereof and prior to the Expiration Date the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of its outstanding shares of Common Stock entitling them, for a period expiring not less than 45 days after such record date, to subscribe for, acquire or purchase shares of Common Stock or securities convertible into shares of Common Stock at a price per share or having a conversion or exchange price per share less than 95% of the Current Market Price (as hereinafter defined) of a share of Common Stock on such record date, the Purchase Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Purchase Price then in effect on such record date by a fraction, the numerator of which will be the total number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price per share of Common Stock on such record date less the fair market value (as determined by the board of directors of the Company, acting reasonably, which determination shall be conclusive) of such rights, options or warrants, and the denominator of which will be the total number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price per share of Common Stock; such adjustment shall be made successively whenever such a record date is fixed; and to the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect if such record date had not been fixed or to the Purchase Price which would then be in effect based upon the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually issued upon the exercise of such rights, options or warrants, as the case may be.

         (d) If and whenever at any time after the date hereof and prior to the Expiration Date the Company shall fix a record date for the making of a distribution to all or substantially all of the holders of its outstanding shares of Common Stock of (i) shares of any class other than Common Stock or securities convertible into shares of Common Stock and other than Common Stock or securities convertible into Common Stock, distributed to holders of shares of Common Stock pursuant to their exercise of options to receive dividends in the form of such shares in lieu of dividends paid in the ordinary course on the shares of Common Stock; or (ii) rights, options or warrants (excluding those referred to in subsection (c) above); or (iii) evidence of its indebtedness; or
(iv) assets (excluding dividends paid in the ordinary course); then, in each such case, the Purchase Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Purchase Price in effect on such record date by a fraction, the numerator of which will be the total number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price per share of Common Stock on such record date less the fair market value (as determined by the board of directors of the Company, acting reasonably, which determination shall be conclusive) of such rights, options or warrants or evidences of indebtedness or assets so distributed, and the denominator of which will be the total number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price per share of Common Stock; such adjustment shall be made successively whenever such a record date is fixed; and to the extent that such distribution is not so made, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect if such record date had not been fixed or to the Purchase Price which would then be in effect based upon such shares, rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be; in clause (iv) of this subsection (d) the term "dividends paid in the ordinary course" shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders of the Company.

         (e) If any event occurs as to which in the reasonable opinion of the Company, in good faith, the other provisions of this Section 3 are not strictly applicable but the lack of any adjustment would not in the opinion of the Company fairly protect the exercise rights of the Holder in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the exercise rights of the Holder in accordance with the basic intent and principles of such provisions, then the Company shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with the basic intent and principles established in the other provisions of this Section 3, necessary to preserve, without dilution, the exercise rights of the Holder. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein.

         (f)  Whenever  the  Purchase  Price  shall be  adjusted  as provided in
Section 3 hereof, the Company shall forthwith file at each office designated for the exercise of the exercise rights provided for herein, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Exercise Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the Holder at its address appearing on the stock register.

         (g) The Company shall not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value, if any, of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

         (h)      For the purposes of Section 3 hereof:

                  (i) The adjustments provided herein are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to in Section 3 occurs, subject to the following subsections of this section.

                  (ii) No adjustment in the Purchase Price will be required unless such adjustment would result in a cumulative change of at least 1% in the prevailing Purchase Price; provided, however, that any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

                  (iii) No adjustment in the Purchase Price will be required upon the exercise from time to time of options under the Company's stock option plans for directors, officers and employees of the Company adopted by the Company from time to time.

                  (iv) No adjustment in the Purchase Price will be made in respect of any event described in Section 3 hereof, other than the events referred to in paragraph (b) of this Section 3, if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if it had exercised the Warrant prior to the effective date or record date of such event.

                  (v) For the purposes of this Section 3, "Current Market Price" as at any date means the average of the closing bid prices of the Company's Common Stock for the 10 Trading Days immediately preceding such date.

         Upon each adjustment of the Purchase Price pursuant to the provisions of this Section 3, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant at such Purchase Price immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

Section 4.        NOTICES OF RECORD DATE.

In the event of:

         (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

         (b) any capital reorganization of the Company, any reclassification of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such event, the Company will give to Holder a notice specifying (i) the date as of which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date as of which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the date as of which it is expected that the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 10 days' prior to the date specified in such notice on which any such action is expected to be taken, and in no event later than the time when notice of such event is given to holders of record of the Company's issued and outstanding capital stock.

Section 5.        COMPLIANCE WITH THE SECURITIES ACT.

         The Holder acknowledges that neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Securities Act and applicable state securities laws and agrees that this Warrant and all shares purchased upon exercise hereof shall be disposed of in the United States only in accordance with the Securities Act and applicable states securities laws and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder and applicable state securities laws.

Section 6.        DEFINITIONS.

         As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

         6.1 The term "Common Stock" shall mean the Company's Common Stock as presently constituted, par value $.001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         6.2 The term "Company" shall have the meaning set forth in the preamble hereof.

         6.3 The term "Expiration Date" shall have the meaning set forth in the preamble hereof.

         6.4 The term "Holder" shall have the meaning set forth in the preamble hereof.

         6.5 The term "Market Price" shall mean the average of the daily closing prices for the 20 consecutive Trading Days immediately prior to the day in question. The closing price for each Trading Day shall be (a) the last reported sales price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on Nasdaq or the OTC Bulletin Board, (b) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq or the OTC Bulletin Board, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose, or (c) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq or the OTC Bulletin Board and the average price cannot be determined as contemplated by clause (b), the value as determined in good faith by the Board of Directors of the Company.

         6.6 The term "Person" shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, limited liability company or any government, governmental department or agency or political subdivision thereof.

         6.7 The term "Purchase Price" shall have the meaning set forth in the preamble hereof.

         6.8 The term "Securities Act" shall mean the Securities Act of 1933, as amended.

         6.9 The term "Trading Day" shall mean any day on which the Nasdaq Stock Market is open for trading.

         6.10 The term "Warrant Number" shall have the meaning set forth in the preamble hereof.

         6.11 The term "Warrant Stock" shall mean any equity security issued upon exercise of this Warrant.

Section 7.        REPLACEMENT OF WARRANTS.

         Upon (a) surrender of this Warrant in mutilated form or receipt of evidence satisfactory to the Company of the loss, theft or destruction of this Warrant and (b) in the case of any loss, theft or destruction of any Warrant, receipt of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, then in the absence of notice to the Company that this Warrant has been acquired by a bona fide purchaser, the Company, at Holder's expense, shall execute and deliver, in lieu of this Warrant, a new Warrant identical in form to this Warrant.

Section 8. NO STOCKHOLDER RIGHTS; REGISTRATION; EXCHANGE FOR DIFFERENT DENOMINATIONS..

         No Stockholder Rights. The Holder shall not have, solely on account of its status as a holder of this Warrant, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

         Registration. The Company shall register each Warrant, upon the records to be maintained by the Company for that purpose (the "Register"), in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered holder of each Warrant as the absolute owner thereof for the purpose of any exercise thereof or any distribution to the holder thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Warrants Exchangeable for Different Denominations. This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder at the office of the Company specified in or pursuant to Section 2.3, for new Warrant Certificates, in substantially the form of this Warrant Certificate, evidencing in the aggregate the right to purchase the number of shares of Common Stock which may then be purchased hereunder, each of such new Warrant Certificates to be dated the date of such exchange and to represent the right to purchase such number of shares of Common Stock as shall be designated by the Holder at the time of such surrender.

Section 9.        TRANSFER.

         The Company shall register the transfer of any Warrants in the Register, upon surrender of this Warrant Certificate with the Form of Assignment attached hereto duly completed and signed to the Company, at the office specified in or pursuant to Section 2.3 hereof. This Warrant and the shares of Common Stock issuable hereunder shall not be sold, transferred, pledged or hypothecated in the United States unless the proposed disposition is the subject of a currently effective registration statement under the Securities Act or unless the Company has received an opinion of U.S. counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition. In the case of such a sale, transfer, pledge or hypothecation in the United States, or in the event of the exercise hereof, if the Warrant Stock so acquired is not registered under the Securities Act, the Company may require a written statement that the Warrant or Warrant Stock, as the case may be, are being acquired for investment and not with a view to the distribution thereof, and any certificate representing Warrant Stock issued pursuant to such exercise shall bear a legend in substantially the form set forth on the face hereof. Subject to the first two sentences of this Section, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the registered holder thereof in person or by a duly authorized attorney, upon surrender of this Warrant together with an assignment hereof properly endorsed. Until transfer hereof on the registration books of the Company, the Company may treat the existing registered holder hereof as the owner hereof for all purposes. Any transferee of this Warrant and any rights hereunder, by acceptance thereof, agrees to assume all of the obligations of Holder and to be bound by all of the terms and provisions of this Warrant. Upon any such registration of transfer, a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the Warrants so transferred shall be issued to the transferee and a new Warrant Certificate, in similar form, evidencing the remaining Warrants not so transferred, if any, shall be issued to the then registered holder thereof.

Section 10.       NOTICES.

         Where this Warrant provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (i) delivered personally, (ii) sent by certified, registered or express mail, postage prepaid, or overnight courier, (iii) telegraphed or (iv) telexed or sent by facsimile transmission, and shall be deemed given when so delivered, telegraphed, telexed, sent by facsimile transmission (confirmed in writing) or five days after mailed. Notices shall be addressed, if to the Holder, to such Holder's address as it appears in the records of the Company, or if to the Company, to its office maintained pursuant to Section 2.3.

Section 11.       MISCELLANEOUS.

         This Warrant shall be binding upon the Company and Holder and their legal representatives, successors and assigns. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may be legally enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the Holder of the Warrant and the Company. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its principles of conflicts of laws. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and attested by its Secretary or Assistant Secretary.

Dated as of November 7, 2000

                                           INFOCAST CORPORATION




                                           By: /s/ James Leech
                                               --------------------------------
                                           Name:  James Leech
                                           Title: President

Attest:



/s/ Herve Seguin
-------------------------
Secretary

                              FORM OF SUBSCRIPTION

                        (To be signed only on exercise of
                         Common Stock Purchase Warrant)

TO:      Infocast Corporation

         The undersigned, the holder of the within Common Stock Purchase Warrant, hereby irrevocably elects:

         (a) to exercise this Common Stock Purchase Warrant for, and to purchase thereunder ____________________* shares of Common Stock of INFOCAST CORPORATION (the "Company") and herewith makes payment of $ therefor, and requests that the certificates for such shares be issued in the name of and delivered to , whose address is

                                       OR

         (b) to exercise this Common Stock Purchase Warrant for, and to purchase thereunder ________* shares of Common Stock of the Company by surrender of the unexercised portion of this Common Stock Purchase Warrant, and requests that the certificates for such shares be issued in the name of _________________ and delivered to _____________, whose address is
------------------------------------------------------------------------------.


Dated: __________________             __________________________________________
                                      (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

-----------------------
         * Insert here the number of shares (all or part of the number of shares called for in the Common Stock Purchase Warrant) as to which the Common Stock Purchase Warrant is being exercised without making any adjustment for any other stock or other securities or property or cash that, pursuant to the adjustment provisions of the Common Stock Purchase Warrant, may be deliverable on exercise.

                               FORM OF ASSIGNMENT

                        (To be signed only on transfer of
                         Common Stock Purchase Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto of the right represented by the within Common Stock Purchase Warrant to purchase shares of Common Stock of INFOCAST CORPORATION to which the within Common Stock Purchase Warrant relates, and appoints , Attorney to transfer such right on the books of INFOCAST CORPORATION with full power of substitution in the premises.



Dated:__________________              __________________________________________
                                      (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Signed in the presence of:


---------------------------